Exhibit 99.1

Carriage Services Announces Election of Julie Sanders to Board of Directors

HOUSTON – July 25, 2023 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”) announced today that its Board of Directors (the “Board”) has elected Julie Sanders as an independent member of the Board, effective immediately. Ms. Sanders, 55, will serve as a member of the Corporate Governance, Audit and Compensation Committees. She currently serves as Senior Vice President and Chief Audit Executive at Dell Technologies, one of the world’s leading technology companies. Ms. Sanders’ career at Dell spans 21 years where she has held various finance, accounting, and audit leadership positions before becoming the Chief Audit Executive in 2021. In this role she is responsible for leading the global audit organization and the company’s enterprise risk management program. Julie began her career at KPMG and previously served in two Chief Financial Officer roles.

“We are excited to welcome Julie to the Carriage Board,” said Carriage’s Executive Chairman, Mel Payne. “Julie’s more than twenty years with Dell, where she has held a variety of leadership roles, will provide us with great insight and expertise as we continue to identify opportunities for growth and execute on our Ten-Year Vision, which we discussed in this year’s shareholder letter.”

“I look forward to joining the Carriage Board to support the Company’s growth and help create value for shareholders. My experience is well aligned with the Company’s vision and transformation journey, and I look forward to learning more about Carriage’s high performance culture and customer service,” said Ms. Sanders.

“Julie’s diverse experience, which includes leadership roles related to technical accounting, financial planning and analysis, M&A, scaling companies and long-term strategic planning, will serve Carriage and our shareholders well. Specifically, her experience with Environmental, Social and Governance efforts at Dell will be valuable in helping drive our focus on those areas moving forward. Julie’s addition to the Board further supports our commitment to enhancing the Company’s focus on governance this year,” said Carriage CEO and Vice Chairman of the Board, Carlos Quezada.

Ms. Sanders earned her B.B.A. in Accounting from Baylor University and is a certified public accountant.

Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 171 funeral homes in 26 states and 32 cemeteries in 11 states.

INVESTOR RELATIONS CONTACT
For any investor relations questions, please email InvestorRelations@carriageservices.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These certain forward-looking statements made herein or elsewhere by, or on behalf of, the Company include, but are not limited to, statements regarding any projections of future performance; any statements of the plans, strategies and objectives related to governance improvement plans and related expectations, including, but not limited to, recruitment of new board of director members; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us, which we believe are reasonable. However, many important factors, as identified and discussed under “Cautionary

Note” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other public filings and press releases, could cause the Company’s results or expectations in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication, and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law. A copy of the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.